EXHIBIT 6.2


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                                    AGREEMENT



         For and in consideration of mutual benefits, detriments, and promises, the adequacy of which is hereby acknowledged, the parties hereto, Kimbell de Car ("KDC") and Jarrold R. Bachman ("JB"), Business Exchange Holding Corp. ("BEHC"), and Hometown Investments ("HIC") hereby covenant and agree as follows:

         1. JB, BEHC, and HIC have provided valuable services and assistance in finding a buyer for control of Kimbell de Car, Inc. and negotiating the acquisition of KDC and consulting in settling debt and structuring and closing the transaction.

         2. KDB agrees that within 10 days after closing, they shall cause to be Registered on Form S-8 and issued to JB, BEHC, and HIC a total of 150,000 (post reverse split) shares of common stock, fully paid and nonassessable, of KDC for and in consideration of the services rendered in share amounts as may be agreed by the parties by addendum hereto. Such services do not include any capital raising nor promotional services of any type.

         3. In the event it is necessary to commence legal action to enforce this Agreement, then the prevailing party shall be entitled to an award of legal fees and costs.

         4. Venue and jurisdiction shall be in Denver County District Court, State of Colorado.

         5. Any amendment to this Agreement must be in writing and signed by all parties to be effective.

         Dated:  December 8, 1998

Kimbell de Car, Inc.                        Business Exchange Holding Corp.


By: /s/ Virgil K. Kimbell                   By: /s/ M.A. Littman
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/s/ Jarrold R. Bachman                      Hometown Investments
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                                            By: /s/ W. F. Whiting
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